EXHIBIT 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Legend Oil and Gas, Ltd. of our report as of December 31, 2010.

/s/ InSite Petroleum Consultants Ltd.

Calgary, Alberta

November 23, 2011